UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32968 (Commission File Number)	54-2053718 (I.R.S. Employer Identification No.)

999 Waterside Drive, Suite 200 Norfolk, Virginia (Address of principal executive offices)	23510 (Zip Code)

Registrant’s telephone number, including area code: (757) 217-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 1, 2008, Hampton Roads Bankshares, Inc. (“HRB”) completed the acquisition (the “Merger”) of Shore Financial Corporation (“SFC”).  The Merger was made pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated January 8, 2008 by and between HRB and SFC.

Under the terms of the Merger, each outstanding share of common stock of SFC, was converted into the right to receive 1.8 shares of HRB common stock or $22.00 in cash, or a combination thereof based on election and allocation procedures. Based on the election by SFC shareholders, HRB will issue approximately 68% of the merger consideration in stock or approximately 2,713,000 shares. The cash portion of the merger consideration was funded by cash on hand and proceeds of borrowing from the Loan from Compass Bank described in Item 2.03 below.

In connection with the Merger, Shore Bank, a previously wholly-owned subsidiary of SFC, has become a wholly-owned subsidiary of HRB.

A copy of the press release announcing the completion of the Merger is being filed as Exhibit 99.1 to this report.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On May 29, 2008, HRB entered into a Credit Agreement (the “Credit Agreement”) with Compass Bank (the “Lender”).

The Credit Agreement provides for a loan of an amount up to US$23,000,000 (the “Loan”). HRB’s obligations under the Credit Agreement are secured by substantially all of its assets. The maturity date for the Loan is July 1, 2018. Amounts outstanding under the Credit Agreement bear interest at a rate of the Compass Bank Prime rate minus one hundred (100) basis points.

The terms of the Credit Agreement include various covenants, including covenants that require HRB to maintain a minimum return on average assets and sufficient loan loss reserves and that limit charge-offs and non-performing loans. The Credit Agreement also provides for limitations on indebtedness, liens, dividends and mergers. The Credit Agreement includes customary events of default, including, without limitation, payment defaults, cross defaults to other indebtedness and bankruptcy related defaults.

The proceeds from the Loan will be used primarily to fund the cash portion of the merger consideration for the Merger described in Item 2.01 above.

Pledge Agreement

In connection with the Credit Agreement, HRB entered into a Pledge Agreement dated as of May 29, 2008 (the “Security Agreement”), in favor of the Lender. Pursuant to the Security Agreement, HRB granted a security interest in substantially all of their respective assets to secure the prompt and complete payment and performance by HRB of its obligations under the Credit Agreement and the other loan documents executed in connection therewith.

The foregoing descriptions of the Credit Agreement and Security Agreement are qualified in their entirety by reference to the actual terms of the Credit Agreement and Security Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On May 27, 2008, HRB entered into an amendment to the HRB’s employment agreements with each of Jack W. Gibson, Donald W. Fulton, Jr. and Douglas J. Glenn, to reflect provisions required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The amendments to Mr. Gibson’s and Mr. Fulton’s employment agreement also reflect such executive’s employment relationship not only with the Bank but also with HRB.

The above summaries of the amendments to the employment agreements are qualified in their entirety by the full text of such amendments, which are attached hereto as Exhibits 10.3, 10.4 and 10.5 and incorporated by reference herein.

Supplemental Retirement Agreements

On May 27, 2008, the Bank and Mr. Gibson entered into an amendment to Mr. Gibson’s Supplemental Retirement Agreement with the Bank. The amendments reflect provisions required by Section 409A of the Code and Mr. Gibson’s employment relationship not only with the Bank, but also with HRB. Additionally, on May 27, 2008, the Bank entered into a Supplemental Retirement Agreement with Mr. Glenn.

The above summaries of the amendment to Mr. Gibson’s Supplemental Retirement Agreement with the Bank and Mr. Glenn’s Supplemental Retirement Agreement are qualified in their entirety by the full text of such documents, which are attached hereto as Exhibits 10.6 and 10.7 respectively and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Employment Agreement by and between HRB and Jack W. Gibson.

10.2	Fourth Amendment to Employment Agreement by and between HRB and Donald W. Fulton, Jr..

10.3	First Amendment to Employment Agreement by and between HRB and Douglas J. Glenn.

10.4	Amendment No. 2 to the Supplemental Retirement Agreement between The Bank of Hampton Roads and Jack W. Gibson.

10.5	Supplemental Retirement Agreement between The Bank of Hampton Roads and Douglas J. Glenn.

10.6	Credit Agreement, dated as of May 29, 2008 by and between Compass Bank and HRB.

10.7	Pledge Agreement, dated as of May 29, 2008 by and between Compass Bank and HRB.

99.1	Press Release, dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: June 2, 2008                                                                 By: /s/ Jack W. Gibson

Jack W. Gibson

Vice Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Employment Agreement by and between HRB and Jack W. Gibson.

10.2	Fourth Amendment to Employment Agreement by and between HRB and Donald W. Fulton, Jr..

10.3	First Amendment to Employment Agreement by and between HRB and Douglas J. Glenn.

10.4	Amendment No. 2 to the Supplemental Retirement Agreement between The Bank of Hampton Roads and Jack W. Gibson.

10.5	Supplemental Retirement Agreement between The Bank of Hampton Roads and Douglas J. Glenn.

10.6	Credit Agreement, dated as of May 29, 2008 by and between Compass Bank and HRB.

10.7	Pledge Agreement, dated as of May 29, 2008 by and between Compass Bank and HRB.

99.1	Press Release, dated June 2, 2008.